Exhibit 99.1

INVO Bioscience Announces Appointment of Rebecca Messina to the Board of Directors

Current Senior Advisor at McKinsey & Co. with strong expertise in global marketing and brand building

SARASOTA, Florida – April 26, 2021 -- INVO Bioscience, Inc. (NASDAQ: INVO), a medical device company focused on commercializing the world's only in vivo Intravaginal Culture System (IVC), INVOcell®, an effective and affordable treatment for patients diagnosed with infertility, today announced the appointment of Rebecca Messina to the Company’s board of directors, effective immediately.

Messina has broad international experience in leading marketing for elite brands and businesses including Uber, Beam Suntory and The Coca-Cola Company. She is currently a Senior Advisor at McKinsey & Company focused on advising internal teams and firm clients in the areas of marketing as a growth lever, including data driven marketing, brand building, and strategically shaping and transforming marketing agendas.

Messina has also served as Global Chief Marketing Officer of Uber. As Uber’s first-ever CMO, Messina focused on executing Uber’s first global marketing organization, building a world class marketing network, with the mission of helping the company define a strong brand in the hearts and minds of all Uber stakeholders - furthering a movement around the possibilities of “progress for all” in a shared economy.

In 2016 Messina was appointed Global Chief Marketing Officer of Beam Suntory, responsible for the company’s global brand strategy development and communications, product innovation, research and development and consumer insights for Beam Suntory’s world-class portfolio of brands.

Messina joined The Coca-Cola Company in 1994. She spent the next 22 years in roles of increasing responsibility and leadership, including five years at corporate headquarters in Atlanta with numerous global media and marketing roles before expanding her career in Chile, Australia, France; and ultimately, back in Atlanta, where she was Vice President, Global Marketing Capability and Integration.

Messina has been the recipient of a number of accolades, including: Forbes World’s Most Influential CMOs, 2019; Ad Age, Women to Watch 2016; Business Insider, Most Innovative CMOs in the World 2016; as well as serving on several boards including the Make-A-Wish Foundation.

“As INVO Bioscience looks to increase access to care and expand fertility treatment across the globe, our market positioning and overall strategy is as important as ever,” commented Steve Shum, CEO of INVO Bioscience. “Our leading-edge INVOcell device enables a cost-effective and capacity enhancing process that can turn the dream of creating a family for millions of people around the world that have been unable to access advanced fertility treatment options. We are incredibly excited and honored that Rebecca was willing to help achieve our mission and we look forward to leveraging her broad experience in marketing and brand building within high growth industries as she joins the INVO Bioscience board of directors.”

“I am honored to join INVO Bioscience board of directors, and help to broaden awareness and access for more people to the additional fertility treatment options available and ultimately, bring more people closer to the dream of creating a family,” Messina commented.

About INVO Bioscience

We are a medical device company focused on creating simplified, lower-cost treatments for patients diagnosed with infertility. Our solution, the INVO® Procedure, is a revolutionary in vivo method of vaginal incubation that offers patients a more natural and intimate experience. Our lead product, the INVOcell®, is a patented medical device used in infertility treatment and is considered an Assisted Reproductive Technology (ART). The INVOcell® is the first Intravaginal Culture (IVC) system in the world used for the natural in vivo incubation of eggs and sperm during fertilization and early embryo development, as an alternative to traditional In Vitro Fertilization (IVF) and Intrauterine Insemination (IUI). Our mission is to increase access to care and expand fertility treatment across the globe with a goal to lower the cost of care and increase the availability of care. For more information, please visit http://invobioscience.com/

Safe Harbor Statement

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company invokes the protections of the Private Securities Litigation Reform Act of 1995. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategies, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in our filings at www.sec.gov. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

INVO Bioscience
Steve Shum, CEO
978-878-9505
steveshum@invobioscience.com

Investors
Lytham Partners, LLC
Robert Blum
602-889-9700
INVO@lythampartners.com